Exhibit 99.1

INmune Bio Inc. Announces Second Quarter 2023 Results and Provides Business Update

Company to Host Conference Call Today, August 7, at 4:30pm ET

BOCA RATON, Fla., Aug. 07, 2023 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today announces its financial results for the quarter ended June 30, 2023 and provides a business update.

Q2 2023 Corporate Highlights:

DN-TNF Platform Highlights (XPro™ and INB03™):

●	AD02 blinded randomized program in patients with Early Alzheimer’s Disease (AD) continues to enroll in Australia and Canada. The company is actively pursuing other regulatory venues to expand the clinical trial footprint. Discussions with the FDA have provided a clear pathway to lifting the clinical hold before the end-of-year.

●	Announced expansion of novel MRI biomarker data to include gray matter. Gray matter, the portion of the brain containing nerve cell bodies, has historically been the focus of Alzheimer’s disease research and drug development. Previous MRI biomarker analysis from patients receiving XPro™ for treatment of AD has demonstrated early changes in white matter that predict presence of neuroinflammation and response to XPro™ therapy. The new data, reported at the annual Alzheimer’s Association International Conference (AAIC) in Amsterdam, Netherlands in July, demonstrates improvement in gray matter in patients with AD. The results demonstrate a dose dependent enhancement in gray matter measures in the brain in AD patients treated with XPro™. The data confirm that neuroinflammation affects white and gray matter of the brain. Treatment with XPro™ resulted in improvements in both white and gray matter microstructural elements that may predict improvements in cognition. The data further validate the biomarker package associated with the on-going Phase II trial in patients with Early AD.

●	Presented data in early July at the 16th European Meeting on Glial Cells in Health and Disease in Berlin that show that XPro™ promotes remyelination by affecting astroglial and microglial biology. Myelin is a specialized lipid produced by oligodendrocytes that forms the myelin sheath of axons. Axons are the projections that allow neurons to communicate with each other and with other tissues such as muscle, skin, retina, nose, and the ear for sight, smell, and hearing respectively. An intact and healthy myelin sheath is necessary for axons to allow neurons to communicate with each other and work properly. Drug therapies to prevent demyelination are available, but there are no therapies that promote remyelination. Therapies that promote remyelination will be needed to effectively treat many neurodegenerative diseases and is increasingly recognized as part of the pathology associated with Alzheimer’s disease. The Company plans a webinar on highlighting the importance of remyelination therapy in patients with MS and AD before the end-of-year.

●	Presented additional data on combination of INB03™ with trastuzumab-deruxtecan (Enhertu™, TDxd) at the American Association for Cancer Research (AACR) annual scientific meeting in April showing that triple negative breast cancer (TNBC) often express MUC4. MUC4-expressing cancers, breast cancer, HER2+ breast cancer, TNBC, gastric, and pancreatic cancer, are candidates for combination therapy with DN-TNF. In pre-clinical models, INB03™ reduced MUC4 expression to decrease resistance to immunotherapy including tyrosine kinase inhibitors (TKI), trastuzumab and TDxd. A pSar DN-TNF compound with new composition-of-matter IP is in animal testing in preparation for a strategic partnering program in oncology.

●	The polysarcosine (pSar) DN-TNF program converts XPro™ from a single drug into a DN-TNF drug platform. Polysarcosine is a novel half-life extender that effectively replaces the PEG half-life extender used in XPro™. The pSar program is an essential part of INmune Bio’s business development efforts. XPro™ has been designated for the CNS programs, including AD, TRD, ALS and other neurological diseases. The pSar program provides at least three new DN-TNF biologics that are eligible for composition-of-matter IP and have unique biologic characteristics that allow partnering DN-TNF opportunities beyond CNS, such as oncology (INB03™), Duchenne’s Muscular Dystrophy (DMD), and other disease indications. Each drug is a novel DN-TNF compound that will require a unique development program.

INKmune™ Platform:

●	IND cleared by the Food & Drug Administration (FDA) in May for INKmune™ for a Phase I/II open label trial in metastatic Castration-Resistant Prostate Cancer (mCRPC). The trial is expected to enroll the first of 30 patients in the final quarter of 2023. Patients will receive three infusions of INKmune™ as out-patient treatment during the six-month trial. Three doses of INKmune™ are being tested in a modified Bayesian Phase I/II trial to answer four questions:

●	Is INKmune™ safe in patients with mCRPC?

●	What dose of INKmune™ should be used in a blinded randomized pivotal trial in men with mCRPC?

●	How long can the effects of INKmune™ be sustained, (Determined by measuring tumor killing NK cells in the blood called memory like NK cells).

●	Is there a tumor response to INKmune™ therapy? Measures of tumor response include blood PSA and tumor DNA levels in the patient’s blood and PMSA PET scan. The results of the open label study should allow the Company to design a pivotable trial.

●	LAUREL, the INKmune™ trial in high risk MDS and AML has opened a third clinical site in Athens, Greece. The site is screening patients and expects to enroll patients soon. Changing management of high risk MDS patients in the UK has resulted in screen failures. The cause of these screen failures has been identified and addressed to help increase recruiting of patient into LAUREL. The Company is seeking to modify the trial enrollment criteria to increase the pool of potential patients to drive recruitment.

●	CSO Dr. Mark Lowdell gave the opening plenary presentation in the Presidential Session at the annual International Society of Cell & Gene Therapy (ISCT) where he presented the scientific discovery of INKmune™ and development to clinical trials. His talk highlighted that NK cells primed by INKmune™ have the ability to alter their phenotype to a cancer-killing population of memory-like NK cells that differ from single-cytokine or multiple-cytokine (IL-12, IL-15, IL-18) primed NK cells. This innovation avoids the cost and complications associated with cytokine therapy and produces NK cells ideally suited for attacking cancer.

Upcoming Events and Milestones:

●	Top-line results for the Phase II XPro™ trial for treatment of neuroinflammation as a cause of Alzheimer’s Disease are expected towards the end of 2024.

●	Initiate a Phase II trial of XPro™ in patients with Treatment-Resistant Depression upon resolution of the ongoing FDA manufacturing review.

●	Webinar on using XPro™ to promote remyelination in AD and MS before end-of-year.

●	Additional open-label Phase I trial data of INKmune™ in high-risk MDS/AML in 2023.

●	Opening of a Phase I/II trial in a prostate cancer in the second half of 2023.

Financial Results for the Quarter Ended June 30, 2023:

●	Net loss attributable to common stockholders for the quarter ended June 30, 2023, was approximately $6.5 million, compared to approximately $6.8 million during the quarter ended June 30, 2022.

●	Research and development expenses totaled approximately $4.1 million for the quarter ended June 30, 2023, compared to approximately $4.2 million during the quarter ended June 30, 2022.

●	General and administrative expense were approximately $2.3 million for the quarter ended June 30, 2023, compared to approximately $2.2 million during the quarter ended June 30, 2022.

●	Other expense was approximately $0.1 million for the quarter ended June 30, 2023, compared to approximately $0.5 million during the quarter ended June 30, 2022.

●	As of June 30, 2023, the Company had cash and cash equivalents of approximately $47.8 million.

●	As of August 7, 2023, the Company had approximately 18.0 million common shares outstanding.

Earnings Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call. Please ask for the INmune Bio First Quarter Conference Call when reaching an operator.

Date: August 7, 2023

Time: 4:30 PM Eastern Time

Participant Dial-in: 1-877-404-0784 Participant Dial-in (international): 1-201-689-8560 Conference ID: 13739436

A live audio webcast of the call can be accessed using this link or clicking here:

https://viavid.webcasts.com/starthere.jsp?ei=1621197&tp_key=3e16bba085

A transcript will follow approximately 24 hours from the scheduled call. A replay will also be available through August 14 by dialing 1-844-512-2921 or 1-412-317-6671 (international) and entering PIN no. 13739436.

About XPro™

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About INKmune™

INKmune™ is a pharmaceutical-grade, replication-incompetent human tumor cell line which conjugates to resting NK cells and delivers multiple, essential priming signals to convert the cancer patient’s resting NK cells into tumor killing memory-like NK cells (mlNK cells). INKmune™ treatment converts the patient’s own NK cells into mlNK cells. In patients, INKmune™ primed tumor killing NK cells persist for more than 100 days and function in the hypoxic TME because due to upregulated nutrient and mitochondrial survival proteins. INKmune™ is a patient friendly that does not require pre-medication, conditioning or additional cytokine therapy given to the patients. INKmune™ is easily transported, stored and delivered to the patient by a simple intravenous infusion as an out-patient. INKmune™ is tumor agnostic; it can be used to treat many types of NK-resistant tumors including leukemia, lymphoma, myeloma, lung, ovarian, breast, renal and nasopharyngeal cancer. INKmune™ is treating patients in an open label Phase I trial in high-MDS/AML in the UK and Europe. The company plans an open label Phase I/II trial in metastatic castration-resistant prostate cancer in the US this year.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595 (XPro™), and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO (858) 964-3720

info@inmunebio.com

Investor Contact:

Jason Nelson

Core IR

(516) 842-9614 x-823

The following tables summarize our results of operations for the periods indicated:

INMUNE BIO INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$47,825	$52,153
Research and development tax credit receivable	1,934	8,099
Other tax receivable	112	362
Prepaid expenses and other current assets	2,707	4,027
Prepaid expenses – related party	30	34
TOTAL CURRENT ASSETS	52,608	64,675

Operating lease – right of use asset	468	507
Other assets	130	99
Acquired in-process research and development intangible assets	16,514	16,514

TOTAL ASSETS	$69,720	$81,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,385	$5,206
Accounts payable and accrued liabilities – related parties	9	9
Deferred liabilities	560	616
Current portion of long-term debt	10,000	5,000
Operating lease, current liabilities	101	87
TOTAL CURRENT LIABILITIES	13,055	10,918

Long-term debt, net	4,822	9,697
Long-term operating lease liabilities	463	526
Accrued liability – long-term	726	550
TOTAL LIABILITIES	19,066	21,691

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 17,945,995 shares issued and outstanding	18	18
Additional paid-in capital	155,399	151,799
Accumulated other comprehensive loss	(712)	(699)
Accumulated deficit	(104,051)	(91,014)
TOTAL STOCKHOLDERS’ EQUITY	50,654	60,104

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$69,720	$81,795

INMUNE BIO INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2023	2022	2023	2022
REVENUE	$46	$16	$84	$179

OPERATING EXPENSES
General and administrative	2,309	2,215	4,637	4,547
Research and development	4,148	4,189	8,281	8,498
Total operating expenses	6,457	6,404	12,918	13,045

LOSS FROM OPERATIONS	(6,411)	(6,388)	(12,834)	(12,866)

OTHER EXPENSE, NET	(90)	(450)	(203)	(875)

NET LOSS	$(6,501)	$(6,838)	$(13,037)	$(13,741)

Net loss per common share – basic and diluted	$(0.36)	$(0.38)	$(0.73)	$(0.77)

Weighted average common shares outstanding – basic and diluted	17,945,995	17,945,995	17,945,995	17,908,349

COMPREHENSIVE LOSS
Net loss	$(6,501)	$(6,838)	$(13,037)	$(13,741)
Other comprehensive loss – foreign currency translation	(4)	(757)	(13)	(702)
Total comprehensive loss	$(6,505)	$(7,595)	$(13,050)	$(14,443)

INMUNE BIO INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,037)	$(13,741)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	3,600	3,422
Accretion of debt discount	125	113
Changes in operating assets and liabilities:
Research and development tax credit receivable	6,165	(13)
Other tax receivable	250	457
Prepaid expenses	1,320	(1,944)
Prepaid expenses – related party	4	(37)
Other assets	(31)	-
Accounts payable and accrued liabilities	(2,821)	(2,046)
Accounts payable and accrued liabilities – related parties	-	(71)
Deferred liabilities	(56)	2
Accrued liability – long-term	176	176
Operating lease liabilities	(10)	58
Net cash used in operating activities	(4,315)	(13,624)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock	-	699
Net proceeds from the exercise of warrants	-	30
Net cash provided by financing activities	-	729

Impact on cash from foreign currency translation	(13)	(702)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,328)	(13,597)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	52,153	74,810
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$47,825	$61,213

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$930	$601